Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors of
All American Pet Company, Inc.
We hereby consent to the inclusion in the foregoing Registration Statement on Form SB-2 of our report dated May 9, 2006 relating to the balance sheet of All American Pet Company, Inc. as of December 31, 2005 and the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption “Experts.”
WEINBERG & COMPANY, P.A.
Certified Public Accountants
Boca Raton, Florida
June 23, 2006